SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 11, 2000

                               MEDIAX CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)


                            (Commission File Number)

                                   84-1107138
                       (IRS Employer Identification No.)

           8522 National Boulevard, Suite 110, Culver City, CA 90232
              (Address of Principal Executive Offices) (Zip Code)

                                 (310) 815-8002
               Registrant's Telephone Number, Including Area Code

Item 4.       Changes in Registrant's Certifying Accountant

              On January 4, 2000, pursuant to the approval of the Board of Directors of MediaX Corporation ("MediaX"), the accounting firm of Davis & Co. CPA's, P.C. was replaced as the Registrant's independent accountant. Davis & Co. previously issued an unqualified report, dated March 26, 1999, based on the financial history of MediaX for the previous two years, assuming that MediaX will continue as going concern, which did not contain any adverse opinion or disclaimer of opinion, or any qualification as to uncertainty, audit scope of accounting principles. There were no disagreements with Davis & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the period from January 1, 1996 to the date of their replacement.

              On January 4, 2000, the accounting firm of Corbin & Wertz was engaged to perform the audit of MediaX for the year ended December 31, 1999. Prior to that date, MediaX did not consult with Corbin & Wertz regarding any accounting matters.

                                   SIGNATURES

              Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 11, 2000               MediaX Corporation

                                        By:  /s/  Nancy Poertner
                                             ----------------------------------
                                             Name:     Nancy Poertner
                                             Title:    President

                                   Exhibit 1



                            Davis & Co., CPA's, P.C.
                        9137 E. Mineral Circle, Suite 110
                            Englewood, CO 80112-3402


January 7, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:      MediaX Corporation
     SEC File No.:0-23780

Ladies and Gentlemen:

Relative to the change in auditors, we have read the statements being made by MediaX Corporation. We understand that these statements are being filed with the Commission, pursuant to Item 4 of the Company's Form 8-K report dated January 2000, and we agree with the statements concerning our firm in such Form 8-K.

/s/  Davis & Co., CPA's P.C.